FOR IMMEDIATE RELEASE

ExactTarget Announces Second Quarter 2012 Results

Second Quarter Revenue Increased 42% Year-Over-Year to $69.3 million, Company Raises Full-Year Outlook

INDIANAPOLIS (Aug. 9, 2012) – ExactTarget (NYSE:ET), a global provider of cross-channel interactive marketing software-as-a-service solutions, announced results today for the second quarter ended June 30, 2012.
“ExactTarget's record second quarter revenue of $69.3 million represents 42 percent year-over-year growth and reflects our continued strength in helping organizations transform how they communicate with their customers across email, mobile, social media and the web," said Scott Dorsey, ExactTarget co-founder and chief executive officer. "With the launch of new innovations across our suite of cross-channel interactive marketing products, we see significant opportunity for continued growth around the world and are pleased to raise our outlook for full-year 2012."

Second Quarter 2012 Financial Highlights:
Three Months Ended June 30, 2012:

•	Revenue: $69.3 million, a 42 percent increase compared to the second quarter of 2011. Non-U.S. revenue was $12.5 million, a 112 percent increase compared to the second quarter of 2011.

•	Recurring Subscription Revenue: $53.9 million (excludes $1.2 million of revenue related to utilization above the contracted level), a 41 percent increase compared to the second quarter of 2011.

•
Net (Loss) / Income: $(2.6) million compared to $(3.7) million in the second quarter of 2011. The prior year quarter included a tax benefit of $2.3 million. Net (Loss) / Income attributable to common stockholders for the second quarter of 2012 was $(0.04) per share on a basic and diluted basis, compared to $(0.43) per share on a basic and diluted basis for the second quarter of 2011.

•
Adjusted Net (Loss) / Income: $0.5 million, or $0.01 per share on a basic and diluted basis, after adjusting for stock-based compensation and amortization of intangibles, compared to $(1.7) million, or $(0.20) per share on a basic and diluted basis, in the second quarter of 2011. The prior year quarter included a tax benefit of $2.3 million.

•	Operating Cash Flow: $4.3 million compared to $(0.3) million in the second quarter of 2011.

•	Adjusted EBITDA: $5.6 million compared to approximately break-even in the second quarter of 2011.

Recent Business Highlights:

•
Launched MobileConnect, the next generation of ExactTarget's mobile marketing application, to power SMS alerts and mobile marketing messages worldwide. Available as a standalone application or fully integrated into ExactTarget's Interactive Marketing Hub, the application provides seamless cross-channel integration with campaigns across email, social media and the web.

•	Expanded ExactTarget's global enterprise marketing platform, making its email, mobile, social media, data management and marketing automation applications available in German and Brazilian Portuguese.

•	Hosted more than 500 marketers at ExactTarget Global Tour events in Sydney, Sao Paulo and Toronto, sharing research and best practices on emerging trends in cross-channel interactive marketing.

•	Named Technology Company of the Year by regional technology trade association TechPoint and among the top Human Resources departments by the American Business Awards.

•
Named among the top 10 global organizations in the annual Forrester Research Voice of the Customer Awards for demonstrating excellence in collecting, analyzing, and acting on feedback from customers and incorporating customer insights into everyday business decisions.

Business Outlook:
As of August 9, 2012, ExactTarget is issuing guidance for the third quarter 2012 and increasing its outlook for full-year 2012 as follows:

•	Third Quarter 2012:

◦	Revenue: expected to be $71.0 million to $72.0 million.

◦
Adjusted Net (Loss) / Income: expected to be $(3.0) million to $(4.0) million. Adjusted Net (Loss) /Income excludes the effects of stock-based compensation expense and amortization of intangibles, which are expected to be approximately $3.3 million and $0.3 million, respectively.

◦
Adjusted Net (Loss) / Income per Share: expected to be $(0.05) per share to $(0.06) per share on a basic and diluted basis (non-GAAP) assuming weighted average shares outstanding of approximately 66 million shares.

•	Full Year 2012:

◦	Revenue: expected to be $277.0 million to $280.0 million, an increase over prior guidance of $270.0 million to $273.0 million.

◦
Adjusted Net (Loss) / Income: expected to be $(12.0) million to $(13.0) million, an improvement over previous guidance of $(15.0) million to $(16.0) million. Adjusted Net (Loss) / Income excludes the effects of stock-based compensation expense and amortization of intangibles, which are expected to be approximately $12.0 million and $1.2 million, respectively.

◦
Adjusted Net (Loss) / Income per Share: expected to be $(0.21) per share to $(0.23) per share on a basic and diluted basis (non-GAAP) assuming weighted average shares outstanding of approximately 56 million shares, an improvement over prior guidance of $(0.27) per share to $(0.29) per share on a basic and diluted basis (non-GAAP).

Conference Call Information
What:             ExactTarget Second Quarter 2012 Financial Results Conference Call
When:            Thursday, August 9, 2012
Time:               5 p.m. Eastern
866.788.0543 (Domestic)
857.350.1681 (International)
Webcast:        www.ExactTarget.com/Investor (Live and Replay)
Replay:        888.286.8010, Conference ID 85129531 (Domestic)
617.801.6888, Conference ID 85129531 (International)
NOTE: Audio replay will be available until August 16, 2012

About ExactTarget
ExactTarget is a leading global provider of cross-channel interactive marketing software-as-a-service solutions that empower organizations of all sizes to communicate with their customers through email, mobile, social media and websites. ExactTarget’s powerful suite of integrated applications enable marketers to plan, automate, deliver and optimize data-driven interactive marketing and real-time communications to drive customer engagement, increase sales and improve return on marketing investment. Headquartered in Indianapolis, Indiana with offices across North America and in Europe, South America and Australia, ExactTarget trades on the New York Stock Exchange under the ticker symbol “ET.” For more information, visit www.ExactTarget.com.

Website Information
We routinely post important information for investors on our website www.ExactTarget.com in the "Investor Relations" section. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation Fair Disclosure. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures
This press release includes information about non-GAAP Adjusted EBITDA, Adjusted Net (Loss)/Income and Adjusted Net (Loss)/Income per Share. We believe these measures provide important supplemental information regarding our operating performance and are often used by investors and analysts in their evaluation of companies such as ours. In addition, we use Adjusted EBITDA as a key measurement of our operating performance because it assists us in comparing our operating performance on a consistent basis by removing the impact of certain non-cash and non-operating items. Adjusted EBITDA is calculated as Net (Loss)/Income before (1) other (income) expense, which includes interest income, interest expense and other income and expense, (2) income tax expense (benefit), (3) depreciation and amortization of property and equipment, (4) amortization of intangible assets and (5) stock-based compensation. Adjusted Net (Loss)/Income is calculated as Net (Loss)/Income before (1) amortization of intangible assets, and (2) stock-based compensation. Adjusted Net (Loss)/Income per Share is calculated as Adjusted Net (Loss)/Income divided by weighted average shares outstanding on a GAAP basis. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Adjusted Net (Loss)/Income and Adjusted EBITDA reflect an additional way of viewing aspects of our operations that we believe, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business.

Safe Harbor Statement
This press release contains forward-looking statements about expected financial metrics such as revenue, Adjusted Net (Loss)/Income and Adjusted Net (Loss)/Income per Share. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating performance; attracting and retaining clients; defects or errors in the company’s solutions; unexpected decrease in clients’ use of email; ability to gain customer acceptance of cross-channel marketing; changes in domestic and international data privacy regulations; compromises of the company’s security measures; infrastructure scalability; third-party hardware and software; competition; the company’s ability to hire, retain and motivate employees and manage the company’s domestic and international growth; successful client deployment and utilization of the company’s existing and future solutions; changes in the company’s sales cycle; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; interest rates; and general developments in the economy, financial markets, and credit markets. Further information on these and other factors that could affect the company’s financial results is included in the Registration Statement on Form S-1 we filed earlier in 2012 in connection with our initial public offering as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.ExactTarget.com/investor.

Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. ExactTarget, Inc. assumes no obligation and does not intend to update these forward-looking statements.

Media Contact:
Kari Browsberger (Finn Partners) 312.329.3980 or MediaRelations@ExactTarget.com

Investor Contact:
Mitch Frazier (ExactTarget) – 317.275.5034 or Investor@ExactTarget.com

EXACTTARGET, INC.
Condensed Consolidated Balance Sheets
(Unaudited; in thousands, except share data)

	As of June 30, 2012	As of December 31, 2011
Assets
Current Assets:
Cash and cash equivalents	$211,555	$60,705
Accounts receivable, net	42,132	43,380
Prepaid expenses and other current assets	13,254	11,186
Total current assets	266,941	115,271
Property and equipment, net	56,887	54,616
Goodwill	18,271	18,447
Other non-current assets	4,712	4,950
Total assets	$346,811	$193,284
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$5,695	$8,124
Accrued liabilities	12,098	10,725
Accrued compensation and related expenses	12,224	14,167
Current portion of long-term obligations and other	1,455	4,787
Deferred revenue	44,286	39,273
Total current liabilities	75,758	77,076
Long-term portion of debt	—	13,333
Other non-current liabilities	5,479	5,134
Total liabilities	$81,237	$95,543
Redeemable convertible preferred stock:
Series E, Series F, and Series G redeemable convertible preferred stock at respective redemption value. Authorized 4,912,646 shares; issued and outstanding no shares and 4,912,646 at June 30, 2012, and December 31, 2011, respectively;	$—	$63,000
Stockholders’ equity:
Common stock, $0.0005 par value. Authorized 300,000,000 shares; Issued and outstanding 66,038,276 and 9,042,346 shares at June 30, 2012 and December 31, 2011, respectively;	33	5
Additional paid in capital	420,377	17,031
Series A, Series B, and Series D preferred stock, at respective issuance date fair value. Authorized 10,000,000 and 18,554,573 shares at June 30, 2012 and December 31, 2011, respectively; issued and outstanding no shares and 18,554,573 at June 30, 2012 and December 31, 2011, respectively;	—	164,894
Accumulated other comprehensive loss	(1,413)	(1,051)
Accumulated deficit	(153,423)	(146,138)
Total stockholders' equity	265,574	34,741
Total liabilities and stockholders' equity	$346,811	$193,284

EXACTTARGET, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Subscription	$55,103	$40,577	$106,250	$77,800
Professional services	14,215	8,259	27,125	15,062
Total revenue	69,318	48,836	133,375	92,862
Cost of revenue:
Subscription (1,2)	12,720	9,325	25,430	18,001
Professional services (1)	11,088	7,293	22,219	13,283
Total cost of revenues	23,808	16,618	47,649	31,284
Gross profit	45,510	32,218	85,726	61,578
Operating expenses:
Sales and marketing (1,2)	27,365	22,262	52,580	42,587
Research and development (1)	11,673	9,954	22,833	18,391
General and administrative (1,2)	8,976	5,624	17,246	11,181
Total operating expenses	48,014	37,840	92,659	72,159
Operating loss	(2,504)	(5,622)	(6,933)	(10,581)
Other expense, net	(98)	(341)	(352)	(589)
Loss before taxes	(2,602)	(5,963)	(7,285)	(11,170)
Income tax benefit	—	(2,257)	—	(4,202)
Net loss	$(2,602)	$(3,706)	$(7,285)	$(6,968)

Net loss per common share - basic and diluted	$(0.04)	$(0.43)	$(0.18)	$(0.81)
Weighted average number of common shares outstanding - basic and diluted	65,958,805	8,663,657	40,345,884	8,612,684
(1) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cost of revenue - subscription	$107	$89	$205	$167
Cost of revenue - professional services	244	174	467	326
Sales and marketing	836	548	1,548	1,000
Research and development	406	372	780	673
General and administrative	1,182	506	1,953	846
Total stock-based compensation	$2,775	$1,689	$4,953	$3,012
(2) Includes intangible asset amortization expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cost of revenue - subscription	$75	$75	$150	$150
Sales and marketing	128	73	264	144
General and administrative	103	136	212	266
Total intangible amortization expense	$306	$284	$626	$560

EXACTTARGET, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net loss	$(2,602)	$(3,706)	$(7,285)	$(6,968)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,284	3,934	10,499	7,601
Lease incentives received from lessor	134	273	134	273
Provision for doubtful accounts	1,414	456	1,233	738
Stock-based compensation	2,775	1,689	4,953	3,012
Change in deferred taxes	—	(2,781)	—	(4,203)
Other	—	66	38	72
Changes in operating assets and liabilities:
Accounts receivable, net	(1,242)	(1,713)	146	(884)
Prepaid expenses and other assets	(3,221)	(1,055)	(2,550)	(2,174)
Accounts payable and accrued liabilities	(864)	1,565	(1,753)	2,155
Accrued compensation and related expenses	2,338	2,303	(1,930)	400
Deferred revenue	327	(1,359)	4,470	(600)
Net cash provided by (used in) operating activities	4,343	(328)	7,955	(578)

Cash flows from investing activities:
Business combination	—	—	(806)	—
Purchases of property and equipment	(4,318)	(8,224)	(9,119)	(13,744)
Net cash used in investing activities	(4,318)	(8,224)	(9,925)	(13,744)

Cash flows from financing activities:
Repayments on capital leases	(194)	(163)	(388)	(325)
Net payments on term loan and revolving line of credit	—	(833)	(16,667)	(1,666)
Proceeds from issuance of common stock from option exercises	353	15	820	71
Payments of contingent consideration	—	(791)	(456)	(1,394)
Proceeds from issuance of preferred stock, net of issuance costs	—	(38)	—	29,962
Proceeds from issuance of common stock, net of issuance costs	—	—	169,709	—
Net cash provided by (used in) financing activities	159	(1,810)	153,018	26,648
Effect of exchange rate changes on cash and cash equivalents	(164)	157	(198)	201
Increase (decrease) in cash and cash equivalents	20	(10,205)	150,850	12,527
Cash and cash equivalents, beginning of the period	211,535	45,536	60,705	22,804
Cash and cash equivalents, end of the period	$211,555	$35,331	$211,555	$35,331

EXACTTARGET, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net loss	$(2,602)	$(3,706)	$(7,285)	$(6,968)
Stock-based compensation	2,775	1,689	4,953	3,012
Amortization of intangible assets	306	284	626	560
Adjusted net (loss) / income	479	(1,733)	(1,706)	(3,396)

Income tax benefit	—	(2,257)	—	(4,202)
Depreciation and amortization of property and equipment	4,978	3,650	9,873	7,041
Other expense, net	(98)	(341)	(352)	(589)
Adjusted EBITDA	$5,555	$1	$8,519	$32

Weighted average shares outstanding used in computing per share amounts - GAAP basic and diluted	65,958,805	8,663,657	40,345,884	8,612,684
Adjusted net (loss) / income per share - basic and diluted	$0.01	$(0.20)	$(0.04)	$(0.39)